As filed with the Securities and Exchange Commission on September 9, 2004

                                                  Commission File No. 333-113273

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                 AMENDMENT NO. 5

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                                DIAMOND ONE, INC.
                              ---------------------
               (Exact name of registrant as specified in charter)

          Colorado                         5944                   47-0892061
----------------------------     -------------------------     -----------------
(State or other jurisdiction     (Primary Standard Classi-       (IRS Employer
   of incorporation)               fication Code Number)          I.D. Number)


                         9648 East Arapahoe Rd., Suite A
                           Greenwood Village, CO 80112
                                 (303) 858-1177
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices)


                         9648 East Arapahoe Rd., Suite A
                           Greenwood Village, CO 80112
                --------------------------------------------------
               (Address of principal place of business or intended
                          principal place of business)

                               Robert S. Chramosta
                         9648 East Arapahoe Rd., Suite A
                           Greenwood Village, CO 80112
                                 (303) 858-1177
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of each                       Proposed      Proposed
  Class of                          Maximum        Maximum
 Securities          Securities     Offering      Aggregate      Amount of
    to be               to be       Price Per      Offering     Registration
 Registered          Registered     Share (1)       Price           Fee
------------         ----------     ---------     ---------     ------------

Common stock (2)      1,000,000       $0.15       $150,000          $20.00
Common Stock (3)      1,000,000       $0.15       $150,000          $20.00
--------------------------------------------------------------------------------

Total                                            $300,000          $40.00
                                                 ========          ======
--------------------------------------------------------------------------------

(1)  Offering price computed in accordance with Rule 457 (c).
(2)  Shares of common stock offered by the Company.
(3)  Shares of common stock offered by selling shareholders

     Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the options or warrants as a result of any stock dividends, stock splits or similar transactions.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                DIAMOND ONE, INC.
                                -----------------

                                  Common Stock
                                  ------------

     By means of this prospectus we are offering for sale up to 1,000,000 shares of common stock at a price of $0.15 per share.

     The shares we are offering will be sold directly by our executive officers. We will not pay any commissions or other form of remuneration in connection with the sale of these shares.

     The offering of our shares is being conducted on a "best efforts" basis. There is no minimum number of shares required to be sold. All proceeds from the sale of these shares will be delivered directly to us and will not be deposited in any escrow account. If all shares are sold, the Company will receive gross proceeds of $150,000. We plan to end the offering on November 30, 2004. However, we may, at our discretion, end the offering sooner or extend the offering until December 31, 2004.

     We will not receive any proceeds from the sale of the common stock by the selling stockholders. We will pay for the expenses of this offering, which are estimated to be $35,000.

     A number of our shareholders are also offering to sell, by means of this prospectus, up to 1,000,000 shares of our common stock at a price of $0.15 per share. If and when our common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The selling shareholders may offer their shares at the same time that the shares of our common stock are being offered for sale and the selling shareholders will be free to sell their shares at a price below the public offering price of $0.15 per share if and when a market develops for our common stock.

     As of the date of this prospectus there was no public market for our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY
PROSPECTIVE  INVESTORS,   SEE  "RISK  FACTORS"  BEGINNING  ON  PAGE  3  OF  THIS
PROSPECTUS.







               The date of this prospectus is September ___, 2004

                                     SUMMARY
                                     -------

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED DESCRIPTIVE INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND SHOULD CONSIDER, AMONG OTHER FACTORS, THE MATTERS SET FORTH UNDER THE "RISK FACTORS."

Diamond One, Inc.
-----------------

     We were incorporated in Colorado on October 8, 2002. Between the date of our incorporation and July 31, 2003 we were inactive. Since August 1, 2003 we have been in the business of buying and selling coins, precious metals, precious gem stones, jewelry and collectibles from our retail store located at 9648 East Arapahoe Rd, Suite A, Greenwood Village, CO 80112. We are in the early stages of development and accordingly we have a net loss from operations for the period from our organization through April 30, 2004. Our executive offices and retail store are located at 9648 East Arapahoe Rd, Suite A, Greenwood Village, CO 80112. Our telephone number is (303) 858-1177.

     As of August 31, 2004, we had 4,000,000 outstanding shares of common stock.

     Our website address is www.tgade.com.

The Offering
------------

By means of this prospectus:

     We are offering to sell up to 1,000,000 shares of common stock at a price of $.15 per share, and

     A number of our shareholders are offering to sell up to 1,000,000 shares of common stock at a price of $0.15 per share. If and when our common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Our shareholders may be selling their stock at the same time we are attempting to raise capital through the sale of our shares. The selling shareholders may offer their shares at the same time that the shares of our common stock are being offered for sale and the selling shareholders will be free to sell their shares at a price below the public offering price of $0.15 per share if and when a market develops for our common stock.

     We intend to use the net proceeds from the sale of the shares we are offering to buy inventory for our store, marketing, expansion and general and administrative expenses.

     The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include our history of losses and the need for additional capital. See "Risk Factors" beginning on page 3 of this prospectus for additional Risk Factors.

Summary Financial Data
----------------------

     The financial data presented below should be read in conjunction with the more detailed financial statements and related notes which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis and Plan of Operations."

                                           Year Ended        Three Months Ended
Results of Operations:                  January 31, 2004       April 30, 2004
---------------------                   ----------------      ----------------

Revenue                                     $ 36,213              $ 118,547
Cost of Sales                                (32,936)              (107,333)
General and Administrative                   (71,594)                22,897
Other income (expense)                        (2,727)                    --
                                            ---------             ---------
Net income (loss)                           $(71,044)             $ (11,683)
                                            =========             =========

Balance Sheet Data:                     January 31, 2004       April 30, 2004
------------------                      ----------------      ----------------

Current Assets                              $ 50,446              $  88,606
Total Assets                                  75,857                129,665
Current Liabilities                            1,001                 66,492
Total Liabilities                              1,001                 66,492
Working Capital                               49,445                 22,114
Stockholders' Equity                          74,856                 63,173


                                  RISK FACTORS
                                  ------------

     The securities being offered involve a high degree of risk. Prospective investors should consider the following risk factors which affect our business and this offering. If any of the risks discussed below materialize, our common stock could decline in value or become worthless.


Risk Factors Related to this Offering
-------------------------------------

     The offering of our shares will be more  difficult  since our offering will
     ---------------------------------------------------------------------------
be made at the same time that shares of our common  stock are being  offered for
--------------------------------------------------------------------------------
sale by most of our  present  shareholders.  The  sale of  these  shares  by our
-------------------------------------------
shareholders may make it more difficult for us to sell our shares at the same time since, if and when a market develops for our common stock, our shareholders will be free to sell their shares at a price below our public offering price of $0.15 per share.

     Because there is no public  market for our common stock,  the price for the
     ---------------------------------------------------------------------------
shares  we  are  offering  was  arbitrarily  established,   does  not  bear  any
--------------------------------------------------------------------------------
relationship to our assets, book value or net worth, and may be greater than the
--------------------------------------------------------------------------------
price which  investors in this offering may receive when they resell our shares.
--------------------------------------------------------------------------------
Accordingly, the offering price of our common stock should not be considered to be any indication of the value of our shares. The factors considered in determining the offering price include our future prospects and the likely trading price for our common stock if a public market ever develops.

     As of the date of this prospectus there was no public market for our common
     ---------------------------------------------------------------------------
stock and if no public market develops, purchasers of the shares offered by this
--------------------------------------------------------------------------------
prospectus may be unable to sell their shares.
----------------------------------------------

Risk Factors Related to our Business
------------------------------------

     To enable us to  continue in  business  we will  eventually  need to earn a
     ---------------------------------------------------------------------------
profit  or  obtain  additional  financing  until we are  able to earn a  profit.
--------------------------------------------------------------------------------
Potential investors should be aware of the risks, uncertainties, difficulties and expenses we face as an operator of a single retail store that buys and sells coins, precious metals, precious stones and collectibles. If we cannot earn a profit, we may eventually be forced to discontinue our business.

     We will need additional capital to fund our operating losses and to expand our business. The offering of our shares is being conducted on a "best efforts" basis. There is no minimum amount which is required to be raised in this offering and all proceeds from the sale of the shares we are offering will be delivered to us. If only a small number of shares are sold, the amount received from this offering may provide little benefit to us. Even if all shares offered are sold, we may need additional capital.

     Additional capital may not be available to us on favorable terms when required, or at all. If additional financing is not available when needed, we may need to dramatically change our business plan, sell or merge our business or cease operations. In addition, our issuance of equity or equity-related securities will dilute the ownership interest of existing shareholders.

     We have a limited  operating  history  and we may never be  profitable.  We
     -----------------------------------------------------------------------
began to conduct business in August 2003. As a result of our short operating history it will be difficult for potential investors to evaluate our business and prospects. During the three months ended April 30, 2004 we lost $(11,683). As of April 30, 2004 our accumulated deficit was $(112,727). We expect to incur additional losses as our marketing and general and administrative expenses increase. We may never earn a profit.

     If we are not able to pay a loan from an officer  and  director we may lose
     ---------------------------------------------------------------------------
our inventory and cease operations.  Robert  Chramosta,  one of our officers and
-----------------------------------
directors, has loaned us $95,000 to purchase inventory. The amount borrowed from Mr. Chramosta is secured by our inventory, bears interest at 5% per year, and is due on demand. If we are unable to pay this loan Mr. Chramosta will be entitled to seize our inventory, in which case we would most likely stop operating.

     Since our  officers  plan to devote  only a  portion  of their  time to our
     ---------------------------------------------------------------------------
business our chances of being  profitable  will be less than if we had full time
--------------------------------------------------------------------------------
management.
-----------

     If we are unable to  attract  and retain a large  number of  customers  our
     ---------------------------------------------------------------------------
business may not be profitable.  Since our retail store only recently opened, we
-------------------------------
lack recognition in the market. Our success depends on attracting a large number of potential customers and persuading them buy or sell products at our retail store. Promoting our store and our tradename "The Gold and Diamond Exchange" will depend largely on the success of our marketing efforts and our ability to provide consistent, high quality customer experiences. If we fail to persuade customers to list their coins and advertise on our site or do business at our store, or if our competitors are more successful in achieving customer satisfaction, our revenues will suffer. Furthermore, we may be required to incur significantly higher advertising expenditures than we currently anticipate in order to attract and retain potential customers.

     Competition  from  other  retail  stores  may  result in price  reductions,
     ---------------------------------------------------------------------------
decreased  demand for our  products,  and  operating  losses.  The rare coin and
-------------------------------------------------------------
retail jewelry business is highly competitive. We currently compete with five to six stores which are similar to ours and with a large number of independent regional and local retailers, as well as with nationally recognized jewelry chains. We also compete with other types of retailers which sell jewelry and gift items, such as department stores, catalog showrooms, discounters, direct mail suppliers and televised home shopping networks. Competition is expected to remain strong or increase in the future, which may result in price reductions, fewer customers, reduced revenue and loss of market share. Our current or potential competitors may have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Current and/or potential competitors may be able to devote substantially more resources to marketing and product development than we can.


                       DILUTION AND COMPARATIVE SHARE DATA
                       -----------------------------------

     As of August 31, 2004 we had 4,000,000 outstanding shares of common stock, which had a book value as of that date of approximately $.01 per share. If all 1,000,000 shares we are offering are sold (of which there can be no assurance), investors will own 20% of our common stock, for which they will have paid $150,000 and our present shareholders will own 80% of our common stock. If less than all shares offered are sold, the percentage ownership of the investors in this offering will be less and the dilution to the investors will be greater than if all shares offered were sold.

     The following table illustrates per share dilution and the comparative stock ownership of our stockholders as compared to the investors in this offering, based upon the number of shares sold.

     Shares outstanding as of August 31, 2004         4,000,000     4,000,000     4,000,000     4,000,000

     Shares to be sold in this offering                 250,000       500,000       750,000     1,000,000

     Shares to be outstanding upon completion
       of offering                                    4,250,000     4,500,000     4,750,000     5,000,000

     Tangible book value per share at as of
       April 30, 2004                                     $0.01         $0.01         $0.01         $0.01

     Offering price, per share                            $0.15         $0.15         $0.15         $0.15

     Net tangible book value after offering               $0.02         $0.02         $0.03         $0.04

     Dilution to investors in this offering               $0.13         $0.13         $0.12         $0.11

     Gain to existing shareholders                        $0.01         $0.01         $0.02         $0.03



                                        5






     Equity ownership by present shareholders
       after this offering                                  94%           89%           84%           80%

     Equity ownership by investors in this offering          6%           11%           16%           20%

     The following table lists additional shares of our common stock which may be issued as the result of the exercise of outstanding options or warrants:

                                                         Number of      Note
Name of Holder                                            Shares      Reference
--------------                                           ---------    ---------

Gulf Coast Capital LLC                                    250,000         A
Sierra West Capital LLC                                   250,000         A

A. Warrants may be exercised at any time after December 31, 2004 and before December 31, 2006 at a price of $0.01 per share.


                                 USE OF PROCEEDS
                                 ---------------

     The following table shows the intended use of the proceeds of this offering, depending upon the number of shares sold:

                                                 Gross Offering Proceeds
                                         ---------------------------------------

                                         $37,500   $75,000   $112,500   $150,000
                                         -------   -------   --------   --------

Expansion -
  Furniture, equipment, and leasehold
  improvements                           $20,000   $20,000   $ 20,000   $ 20,000
  Inventory                                 --     $20,000   $ 30,000   $ 40,000
Purchase of inventory - existing store   $10,000   $15,000   $ 20,000   $ 30,000
Marketing                                $ 5,000   $10,000   $ 20,000   $ 30,000
Wages for part-time employees            $ 2,500   $10,000   $ 22,500   $ 30,000

     The proceeds from this  offering  will be used in the  following  priority:
Expansion, Acquisition of Inventory, Marketing, Wages for part-time employees.

     Amounts allocated to expansion will be used to open a second store in the Denver metropolitan area. We may spend more than $20,000 for a second store if the store's location is excellent and in our opinion justifies a higher cost. If funds from this offering are not sufficient for opening a second store, we will try to find the additional funds needed from private sources. If we are not successful in opening a second store, the amount allocated for expansion will be used to purchase inventory.

     The inventory which we will acquire will typically consist of rare coins, jewelry and watches.

     See the section of this prospectus captioned "Business - Marketing" for information on our planned marketing campaign.

     The amount allocated to wages for part-time employees does not include the salary which we will pay Troy Fullmer, our Secretary and Treasurer. During the twelve months ending June 30, 2005 Mr. Fullmer's salary will be paid from cash on hand or with cash we receive from the sale of our inventory.

     If less than $37,500 is raised in this offering, the offering proceeds, net of offering expenses, will be used for marketing and general and administrative expenses.

     The total estimated expenses of this offering are $35,000. As of August 31, 2004 we had paid approximately $25,000 of these expenses with cash which we received from the private sale of our common stock ($100,000). The remaining expenses of this offering will be paid from cash which we received from the private sale of our common stock and cash on hand.

     None of the proceeds from this offering will be used to repay loans from Robert Chramosta, one of our officers and directors.

     The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by us. We may increase the amounts allocated to inventory depending upon the selection and price of items available to us. For example, if one or more large rare coin or jewelry collections are offered to us at prices we consider to be very attractive, we may increase the amount we have allocated for the purchase of inventory. Our anticipated advertising expenditures may increase or decrease depending on our level of sales. We may not use the funds allocated for expansion if we cannot find a suitable location at a reasonable price. The amount we spend on part-time employees may also depend upon sales and customer traffic in our store. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital.

     We anticipate that our capital requirements for the twelve months ending August 31, 2005 will be approximately $84,000. See "Management's Discussion and Analysis and Plan of Operation" for more information concerning our anticipated capital requirements.

     There is no commitment by any person to purchase any of the shares of common stock which we are offering and there can be no assurance that any shares will be sold.

     Even if all shares we are offering are sold, our continued operation will be dependent upon our ability to obtain additional capital until, if ever, we can sustain profitable operations. As of the date of this prospectus we did not have any commitments from any person to provide us with any additional capital and there can be no assurance that additional funds may be obtained in the future.

     Pending expenditure of the proceeds of the offering substantially in the manner described above, we will make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations and/or money market instruments.

                            MARKET FOR COMMON STOCK
                            -----------------------

     Our common stock is not quoted on any exchange and there is no public trading market.

     As of August 31, 2004, we had 4,000,000 outstanding shares of common stock and 20 shareholders of record.

     Holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors. The Board of Directors is not obligated to declare a dividend. No dividends have ever been declared and we do not anticipate or intend upon paying dividends for the foreseeable future.

     Our Articles of Incorporation authorize our Board of Directors to issue up to 10,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow our directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by our management.

     Trades of our common stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, investors in this offering, should a market for our shares ever develop, may find it difficult to sell their shares.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                      ------------------------------------
                              AND PLAN OF OPERATION
                              ---------------------

     We began to conduct business in August 2003. During the twelve months ended January 31, 2004 we had revenues of $36,213 and a loss of $(71,044). During February and March 2004 our gross revenues were approximately $90,000. Revenues are from the sale of rare coins, jewelry, watches and other items from our store. With the exception of new issue coin sets, we buy virtually all of our inventory from walk-in customers, including jewelry from estate liquidators. We buy new issue coin sets directly from the U.S. Mint website.

     During the year ended January 31, 2004 our operations used $33,303 in cash, we purchased $19,999 of furniture, show cases and leasehold improvements, and we spent $5,000 on deferred offering costs. Operating capital was provided by the sale to a group of private investors of 1,000,000 shares of our common stock for $100,000 and the sale of warrants to two private investors for $5,000.

     During the three months ended April 30, 2004 our revenues increased as our retail store, which opened in August 2003, increased its customer base and sales. During this same period our gross profit margin was 9% of our revenues, which was the same as our gross profit margin during the year ended January 31, 2004.

     During the three months ended April 30, 2004 our general and administrative expenses increased since we were not in operation during the comparable period last year.

     During the three months ended April 30, 2004 our operations used $73,117 in cash and we spent $16,075 on deferred offering costs. Operating capital was provided by a $65,000 loan from our President and cash on hand at February 1, 2004.

     During the three months ended April 30, 2004 we borrowed $65,000 from Robert Chramosta to purchase inventory. In July and August 2004 we borrowed an additional $30,000 from Mr. Chramosta to purchase inventory. The amounts borrowed from Mr. Chramosta are secured by our inventory, bear interest at 5% per year, and are due on demand.

     During the next twelve months, and with the proceeds from this offering, we will:

     o purchase rare coins, jewelry, watches and other inventory for sale to the public,
     o    advertise our store in local newspapers and magazines,
     o    attempt to open a second store in the Denver area, and
     o    hire part-time employees.

     We anticipate that our capital requirements for the twelve months ending August 31, 2005 will be as follows:

       Inventory                                                 10,000
       Marketing                                                 20,000
       Opening second store                                      30,000

       Wages for part-time employees                             24,000
                                                                -------
            Total                                               $84,000
                                                                =======

         During July 2004 our operations used approximately $2,000 in cash. With the exception of the loan owed to Mr. Chramosta, we do not have any liabilities. We expect our operations will begin to generate a positive cash flow in September 2004. However, even if our operations can generate cash, our future plans will, in part, be dependent upon the amount we are able to raise in this offering.

     Although the ultimate costs of opening a second store cannot be determined until a location for the second store is selected, the maximum amount we plan to spend in opening a second store is $30,000, which amount includes initial inventory of $10,000, furniture, equipment, and leasehold improvements. The relevant factors which we will consider in opening a second store are:
Visibility of our store sign to the public, ease of parking, lease rates and retail traffic. If funds from our offering are not sufficient for opening a second store, we will try to find the additional funds needed from private sources.

     If less than $84,000 in net capital is raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell or merge our Company, or cease operations. We do not know how we would change our business plan if we are not able to raise at least $84,000 from this offering or from other sources. We do not have any plans, arrangements or agreements to sell or merge our Company.


                                    BUSINESS
                                    --------

General
-------

     We were incorporated in Colorado on October 8, 2002 under the name Platino, Inc. On February 18, 2003, we changed our name to Corporate Domains, Inc. On May 27, 2003, our name was changed to Diamond One, Inc.

     Since August, 2003 we have been in the business of buying and selling coins, precious metals, precious gem stones, jewelry and collectibles. Our officers collectively have over 25 years experience in buying and selling rare coins and jewelry. We are not a blank check company required to comply with Rule 419 of the Securities and Exchange Commission.

     We operate under our tradename "The Gold and Diamond Exchange". We conduct business through our retail store which is located at 9648 East Arapahoe Rd., Suite A, Greenwood Village, CO 80112. Our website is: www.tgade.com. Our store hours are 10 a.m. to 6 p.m., Tuesday through Friday and by appointment on Saturday. Our store is closed on Sunday and Monday.

     Our goal is to become a  competitive  retailer  and  wholesaler  buying and
selling  rare  coins,  precious  metals,   precious  gem  stones,   jewelry  and
collectibles.

     Our ability to earn a profit will be dependent on a number of factors, including:

o    Increasing our customer base and promoting repeat business

o    Providing competitive prices and a wide selection of products;

o    The success of our marketing campaign;

o    The cost of advertising; and

o    Favorable general economic conditions.

     With the exception of new issue coin sets, we buy virtually all of our inventory from walk-in customers, including jewelry from estate liquidators. We buy new issue coin sets directly from the U.S. Mint website.

     As of August 31, 2004 we had autographed memorabilia with a retail value of approximately $16,000. The autographed memorabilia is supplied to us by an unaffiliated vendor on a consignment basis, which means we are not required to pay for any items which we do not sell and which are returned to the vendor. As of August 31, 2004 sales of autographed memorabilia were less than $1,500. We do not have any written agreement with the vendor supplying us with autographed memorabilia, other than a listing of the inventory which he has supplied to us and the price which he is to receive upon the sale of any items. We do not have any agreements with any other person to provide us with the products mentioned on our website.

Marketing
---------

     Our initial target market is the retail public in the Denver metropolitan area. We plan to reach this market through a marketing strategy which is designed to attract retail customers, drive repeat business and build recognition of our tradename among the general public.

     We have not performed any marketing studies to assess whether a market exists for the type of rare coins and jewelry we presently offer, and which we plan to offer in the future, or whether this market is sustainable. We do not plan to conduct any basic marketing studies of this nature in the future.

     Advertising.  We will  design our  advertising  to build  brand  equity and
     -----------
create awareness among the general public for our store. We advertise in print and on our web site. Depending on the availability of funds, we intend to use a mix of advertising methods, including:

     o    Word  of  mouth  referrals  and   recommendations  by  satisfied  coin
professionals, collectors and enthusiasts;

     o Advertisements in print publications, such as yellow pages, magazines and newspapers;

     o    Online banners, text links and e-mail newsletters; and

     o Mailings of brochures to, among others, coin professionals, such as coin dealers, graders and authenticators, collectors and enthusiasts.

     We have allocated between $5,000 and $30,000 from the proceeds of this offering for marketing. We began advertising in the Yellow Pages in December 2003. The other phases of our marketing campaign will begin when we start selling the shares we are offering by this prospectus.

     Customer  Service.  We believe  that a high level of  customer  service and
     -----------------
support is critical to retaining and expanding our customer base. Our management is available via e-mail, generally, from 10:00 a.m. to 6:00 p.m., Mountain Time, Monday to Friday, and can also be reached by voicemail. In addition, customer service can be reached 7 days a week by email at service@tgade.com with a response time of no more than 24 hours.

     Personal information obtained from our customers is used exclusively to process orders and we do not sell, trade or rent the information to other companies.

     We do not depend on one or several major customers.

Competition
-----------

     The rare coin and retail jewelry business is highly competitive. We compete with a large number of independent regional and local retailers, as well as with nationally recognized jewelry chains. We also compete with other types of retailers who sell jewelry and gift items, such as department stores, catalog showrooms, discounters, direct mail suppliers and televised home shopping networks. Competition is expected to intensify in the future, which may result in fewer customers to our store and reduced revenues. Competition from other retail stores in our industry may result in price reductions and decreased demand for our products. Our current and potentials competitors have or will have longer operating histories, greater brand recognition and/or significantly greater financial, marketing and other resources than we do. Competitors may be able to provide customers with more favorable terms, better customer service and more extensive inventory.

     We believe that the following are the main competitive factors in our industry:

o    Size, diversity and quality of inventory;

o    Brand recognition;

o    Customer service; and

o    Product pricing.

     We expect to compete by being one of the few rare coin retailers in Colorado and by selling jewelry, watches and other items at prices which are often lower than other stores in the Denver area. However, our ability to compete will be hindered by our limited financial resources and lack of name recognition.

Government Regulation
---------------------

     We are not currently subject to direct federal, state or local regulation other than regulations generally applicable to retail commerce.

Employees
---------

     As of August 31, 2004 we did not have any full time employees and had one part time employee.

Facilities
----------

     Our executive offices and retail store are located at 9648 East Arapahoe Road, Suite A and consist of 842 square feet which we rent for $1,612 per month. The lease on this space expires in August 1, 2006. The space we currently occupy is expected to be adequate to meet our foreseeable future needs.

     We sublet our office space from Mark Bogani and Jeffrey Chatfield. Mr. Bogani controls Gulf Coast Capital LLC and Mr. Chatfield controls Sierra West Capital LLC. Gulf Coast Capital and Sierra West Capital each hold warrants for the purchase of 250,000 shares of our common stock. See "Management - Transactions with Related Parties and Recent Sales of Securities" for more information regarding these warrants.


                                   MANAGEMENT
                                   ----------

Name                  Age                   Title
------------          ---      -------------------------------

Robert Chramosta       37      President/Chief Executive Officer and a Director
Troy Fullmer           38      Secretary/Treasurer and a Director

     Robert S. Chramosta has served as our President,  Chief  Executive  Officer
     -------------------
and as a director since our inception on October 8, 2002. He has been self employed as an coin, diamond, jewelry and watch wholesaler since June 1990. Mr. Chramosta graduated from the University of Colorado (Boulder), in 1989 with a Bachelor of Science degree in Marketing.

     Mr. Charmosta has been a member of the American Numismatic Association since 1980. Mr. Charmosta was an authenticator and grader for the American Numismatic Association between 1987-88. Mr. Charmosta obtained his diamond grading certificate and his colored stone identification certificate from the Gemelogical Institute of American in 1992.

     Troy Fullmer has been our Secretary,  Treasurer, a director and the manager
     ------------
of our retail store since September 2003. Between April 2002 and August 2003 Mr. Fullmer was responsible for internet marketing and sales of rare coins for Slater Numismatics LLC. Between October 1991 and March 2002 Mr. Fullmer was district manager and Senior Vice President for Marketing Partners Inc., a company involved in brokering products for the mining industry. Mr. Fullmer received his Bachelor of Arts degree from Rhode Island College in 1991 and his masters degree in English from Colorado State University in 2004. We are not affiliated with Slater Numismatics or Marketing Partners, Inc.

     Mr. Chramosta may be considered a "promoter," as that term is defined in the rules and regulations of the Securities and Exchange Commission. Our directors are elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Our executive officers are elected by the Board of Directors and hold office until resignation or removal by the Board of Directors.

Executive Compensation
----------------------

     The following table sets forth in summary form the compensation received by our Chief Executive Officer. None of our officers have ever received in excess of $100,000 in compensation during any fiscal year.

                                                 Other                              All
Name and                                         Annual    Restricted              Other
Principal            Fiscal                      Compen-     Stock      Options    Compen-
Position              Year     Salary   Bonus    sation    Awards (1)   Granted    sation
-------------         ----     ------   -----   --------   ----------   -------   --------

Robert Chramosta,     2004          -       -         -            -          -          -
President and         2003          -       -         -       15,000          -          -
Chief Executive
Officer

Troy L. Fullmer       2004    $24,000       -         -            -          -          -
Secretary and
Treasurer, since
September 2003.

(1) As of January 31, 2004, the number of shares of our common stock owned by the officers included in the table above, and the value of the shares at that date, were:

     Name                     Shares        Value
     ----                     ------        -----

     Robert Chramosta       1,500,000         *
     Troy Fullmer           1,500,000         *

* No value was assigned to these shares since as of January 31, 2004 there was no market for our common stock.

     We do not have any consulting or employment agreements with any of our officers or directors.

     Our board of directors may increase the compensation paid to our officers depending upon a variety of factors, including the results of our future operations.

     Our officers do not devote their full time to our business and affairs. The following table shows the amount which we expect to pay to our executive officers during the twelve months ending January 31, 2005 and the amount of time these officers expect to devote to our business.

                                                           Approximate time
                                 Projected                  to be devoted
     Name                       compensation              to our operations
     ----                       ------------              -----------------

     Robert Chramosta                  $0                 15 hours per week
     Troy Fullmer                 $24,000                 30 hours per week

     None of the proceeds from this offering will be used to compensate Mr. Fullmer. Mr. Fullmer will be paid from cash we received from the private sale of our common stock and from amounts we will receive from the sale of our inventory.

     Stock Options. We have not granted any stock options as of the date of this
     -------------
prospectus. In the future, we may grant stock options to our officers, directors, employees or consultants.

     Long-Term Incentive Plans. We do not provide our officers or employees with
     -------------------------
pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future.

     Employee Pension,  Profit Sharing or other Retirement Plans. We do not have
     -----------------------------------------------------------
a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

     Compensation  of Directors.  Our directors do not receive any  compensation
     --------------------------
pursuant to any standard arrangement for their services as directors.

Transactions with Related Parties and Recent Sales of Securities
----------------------------------------------------------------

     On October 30, 2002 we issued 1,500,000 restricted shares of common stock to Robert Chramosta for services valued at $15,000, or $.01 per share.

     On October 30, 2002 we issued 1,500,000 restricted shares of common stock to Frank Giganti, a former officer and director, for services valued at $15,000, or $.01 per share. In September 2003 Mr. Giganti resigned as one our officers and directors and transferred these 1,500,000 shares, without charge, to Troy Fullmer, who replaced Mr. Giganti as an officer and director.

     Between July and September 2003 we sold 1,000,000 shares of common stock in a private offering at a price of $0.10 per share. By means of this prospectus the purchasers of these shares are offering their shares for sale to the public. See "Selling Shareholders" for more information.

     In January 2004 we sold warrants to Gulf Coast Capital LLC and Sierra West Capital LLC for $5,000 in cash. Each warrant entitles the holder to purchase 250,000 shares of our common stock at a price of $0.01 per share at any time after December 31, 2004 and before December 31, 2006. Although we are not affiliated with Gulf Coast Capital nor Sierra West Capital, we sublet our office space from Mark Bogani and Jeffrey Chatfield. Mr. Bogani controls Gulf Coast Capital LLC and Mr. Chatfield controls Sierra West Capital LLC. See "Business - Facilities" for information concerning the terms of our lease.

     During the three months ended April 30, 2004 we borrowed $65,000 from Robert Chramosta to purchase inventory. In July and August 2004 we borrowed an additional $30,000 from Mr. Chramosta to purchase inventory. The amounts borrowed from Mr. Chramosta are secured by our inventory, bear interest at 5% per year, and are due on demand.


                             PRINCIPAL SHAREHOLDERS
                             ----------------------

     The following table sets forth certain information regarding the ownership of our common stock as of the date of this prospectus, by each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, each director and executive officer and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares they beneficially own.

                                                Shares
      Name and Address of                    Beneficially        Percent of
       Beneficial Owner                         Owned               Class
-------------------------------              ------------        ----------

Robert S. Chramosta                            1,500,000           37.5%
9648 East Arapahoe Rd.
Greenwood Village, CO  80112

Troy Fullmer                                   1,500,000           37.5%
9648 East Arapahoe Rd.
Greenwood Village, CO  80112

*All Executive Officers and                    3,000,000             75%
 Directors as a group (two persons)


                             OFFERING BY DIAMOND ONE
                             -----------------------

     By means of this prospectus we are offering to the public up to 1,000,000 shares of our common stock at a price of $.15 per share. We arbitrarily determined the $.15 offering price and this price does not bear any relationship to our assets, book value or any other generally accepted criteria of value for investment.

     We will offer the shares through our officers, Robert S. Chramosta and Troy Fullmer, on a "best efforts" basis. Mr. Chramosta and Mr. Fullmer are not registered with the Securities and Exchange Commission as brokers or dealers. Mr. Chramosta and Mr. Fullmer are not required to be registered as brokers or dealers since neither Mr. Chramosta or Mr. Fullmer are engaged in the business of buying or selling securities for others.

     In addition, Mr. Chramosta and Mr. Fullmer will be relying on the exemption provided by Rule 3a4-1 of the Securities and Exchange Commission with respect to their participation in this offering. Rule 3a4-1 provides, in part, that an officer of an issuer of securities will not be deemed to be a broker solely by reason of his participation in the sale of the securities of the issuer if the officer:

     (1) Is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934, at the time of his participation;

     (2) Is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     (3) Is not at the time of his participation an associated person of a broker or dealer;

     (4) The officer primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

     (5) The officer was not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and

     (6) The officer does not participate in selling an offering of securities for any issuer more than once every twelve months.

     Mr. Chramosta and Mr. Fullmer meet the requirements of Rule 3a4-1 since neither Mr. Chramosta nor Mr. Fullmer:

     o Are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934;
     o Will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the sale of our common stock; and
     o    Are an associated person of a broker or dealer.

     In addition, both Mr. Chramosta and Mr. Fullmer:

     o Perform, and will perform at the end of the offering, substantial duties for or on behalf of us otherwise than in connection with the offering;
     o Have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and
     o Have not participated in selling an offering of securities for any issuer during the past twelve months.

     We will not employ any brokers or sales agents to sell these shares and we will not compensate any officer or third party for their participation in this offering. There is no firm commitment by any person to purchase or sell any of these shares and there is no assurance that any such shares offered will be sold. All proceeds from the sale of the shares will be promptly delivered to us. We plan to end the offering on November 30, 2004. However, we may at our discretion end the offering sooner or extend the offering to December 31, 2004.

     We have the right to refuse to accept subscriptions from any person for any reason whatsoever. No subscription shall be deemed to be binding upon us until accepted in writing by our President.

     The total estimated expenses of this offering are $35,000. As of August 31, 2004 we had paid approximately $25,000 of these expenses with cash which we received from the private sale of our common stock ($100,000). The remaining expenses of this offering will be paid from cash which we received from the private sale of our common stock or from cash on hand. As of August 31, 2004 we had cash on hand of approximately $50,000.


                              SELLING SHAREHOLDERS
                              --------------------

     The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the common stock to be sold by means of this prospectus are referred to as the "selling shareholders". The selling shareholders acquired their shares from us in a private offering at a price of $0.10 share.

     We will not receive any proceeds from the sale of the shares by the selling shareholders. We will pay all costs of registering the shares offered by the selling shareholders, estimated to be $15,000. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                        Shares to       Share
                                         Be Sold      Ownership
                             Shares      in this        After
Name                         Owned      Offering      Offering
----                        -------     ---------     ---------

Adams, Gloria                25,000       25,000            --
Adlof, Susan W.              50,000       50,000            --
Alexander, Steve             30,000       30,000            --
Arthur V. Adams Trust        50,000       50,000            --
Chin, Gary                  200,000      200,000            --
Colosky, Dale                30,000       30,000            --
Duncan, Larry N.             50,000       50,000            --
Grimm, Ray Jr.               25,000       25,000            --
Gussow, William B.           10,000       10,000            --
Lee, Bertram                100,000      100,000            --
Lee, Stan                   200,000      200,000            --
Mossuto, Mark                25,000       25,000            --
Newall, Robert               10,000       10,000            --
RBW, Inc.                    50,000       50,000            --
Shanahan, Donald F.          25,000       25,000            --
Smoot, Wendall M. III        30,000       30,000            --
Walters, Lindsay             40,000       40,000            --
Weiner, Gary L.              50,000       50,000            --

     The Trustee of the Arthur V. Adams Trust is Arthur V. Adams and the sole beneficiary of the trust is Gloria Adams. Gloria Adams is the wife of Arthur V. Adams.

     Robert B. Wheats is the sole officer, director and shareholder of RBW, Inc.

Manner of Sale.
---------------

     The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. Since as of the date of this prospectus no market exists for our common stock, sales by the selling shareholders, until our common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, will be made at a price of $0.15 per share. If and when our common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o face-to-face transactions between sellers and purchasers without a broker/dealer.

     In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

     The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

     If any selling shareholder enters into an agreement to sell his shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

     We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.


                            DESCRIPTION OF SECURITIES
                            -------------------------

     Our authorized capital consists of 60,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of August 31, 2004, we had 4,000,000 outstanding shares of common stock. We have not issued any shares of preferred stock and we do not have any plans to issue any shares of preferred stock.

Common Stock
------------

     All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted; which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each shareholder is entitled to receive a proportionate share of the assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of the preferred stock. All shares of our common stock issued and outstanding are fully-paid and non-assessable. The shares offered by this prospectus, when issued, will be fully-paid and non-assessable.

     Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the Board of Directors out of funds legally available for dividends. This is after requirements with respect to preferential dividends on, and other matters relating to, the preferred stock, if any, have been met. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and our financial condition.

Preferred Stock
---------------

     Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors, except that no holder of preferred stock will have preemptive rights.

Transfer Agent
--------------

     First American Stock Transfer, Inc., 610 East Bell Road, Suite #2-155, Phoenix, Arizona 85022 is the transfer agent for our common stock.


                                LEGAL PROCEEDINGS
                                -----------------

     We know of no legal proceedings to which we are a party or to which any of our property is the subject that are pending, threatened or contemplated.


                                 INDEMNIFICATION
                                 ---------------

     Under the Colorado Business Corporation Act, we may indemnify our officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officers or directors pursuant to those provisions, we have been informed that in the opinion of the U.S. Securities and Exchange Commission the indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.


                              AVAILABLE INFORMATION
                              ---------------------

     We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

                                Diamond One, Inc.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                January 31, 2004

                                    CONTENTS
                                    --------



                                                                          Page


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS                       F-1

BALANCE SHEET                                                             F-2

STATEMENT OF OPERATIONS                                                   F-3

STATEMENT OF CASH FLOWS                                                   F-4

STATEMENT OF STOCKHOLDERS' EQUITY                                         F-5

NOTES TO FINANCIAL STATEMENTS                                          F-6 - F-9

               REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
               ---------------------------------------------------



The Board of Directors and Stockholders of
Diamond One, Inc.


We have audited the accompanying balance sheet of Diamond One, Inc.as of January 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (October 8, 2002) to January 31, 2004, for the year ended January 31, 2004, and for the initial period from inception (October 8, 2002) to January 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 5 to the financial statement, certain errors resulting in overstatement of previously reported expenses as of January 31, 2004, were discovered by management of the Company during the current year. Accordingly, the 2004 financial statements have been restated to correct the error.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond One, Inc. as of January 31, 2004, and the results of its operations, cash flows and changes in stockholders' equity for the period from inception (October 8, 2002) to January 31, 2004, for the year ended January 31, 2004, and for the initial period from inception (October 8, 2002) to January 31, 2004, in conformity with U.S. generally accepted accounting principles.


Denver, Colorado
February 9, 2004
(except for Note 5, as to
which the date is August 27, 2004)                 /s/ COMISKEY & COMPANY

                                                   PROFESSIONAL CORPORATION

                                Diamond One, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                January 31, 2004

   ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                     $      46,698
   Accounts receivable                                                   1,103
   Inventory                                                             2,645
                                                                 --------------

     Total current assets                                               50,446
                                                                 --------------

EQUIPMENT - AT COST
   Office equipment                                                      1,853
   Furniture and fixtures                                               15,390
   Leasehold improvements                                                2,756
                                                                 --------------
                                                                        19,999
   Less accumulated depreciation                                           588
                                                                 --------------
                                                                        19,411
OTHER ASSETS
   Deposits                                                              1,000
   Deferred offering costs                                               5,000
                                                                 --------------
     Total other assets                                                  6,000
                                                                 --------------

     TOTAL ASSETS                                                $      75,857
                                                                 ==============

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accrued expenses                                              $       1,001
                                                                 --------------

     Total current liabilities                                           1,001
                                                                 --------------

STOCKHOLDERS' EQUITY
   Preferred stock, $0.01 par value; 10,000,000 shares
     authorized; no shares issued and outstanding                            -
   Common stock, $0.001 par value; 60,000,000 shares
     authorized; 4,000,000 shares issued and outstanding                 4,000
   Additional paid-in capital                                          171,900
   Deficit accumulated during the development stage                   (101,044)
                                                                 --------------

                                                                        74,856
                                                                 --------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $      75,857
                                                                 ==============

    The accompanying notes are an integral part of the financial statements.

                                Diamond One, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS

                                                                                For the initial
                                         For the period                              period
                                         from inception       For the year       from inception
                                        (October 8, 2002)        ended          (October 8, 2002)
                                         to January 31,       January 31,        to January 31,
                                              2004                2004                2003
                                        ----------------    ----------------    ----------------

Revenues                                $        36,213     $        36,213     $             -

Cost of sales                                    32,936              32,936                   -
                                        ----------------    ----------------    ----------------

   Gross profit                                   3,277               3,277                   -

General and administrative expenses             101,594              71,594              30,000
                                        ----------------    ----------------    ----------------

   Loss from operations                         (98,317)            (68,317)            (30,000)
                                        ----------------    ----------------    ----------------

Other expense

   Advertising                                   (2,727)             (2,727)                  -
                                        ----------------    ----------------    ----------------

      NET LOSS                          $      (101,044)    $       (71,044)    $       (30,000)
                                        ================    ================    ================

NET LOSS PER SHARE

   Basic                                $         (0.03)    $         (0.02)    $          (NIL)
                                        ================    ================    ================

WEIGHTED AVERAGE NUMBER OF
  SHARES OF COMMON STOCK AND
  COMMON STOCK EQUIVALENTS
  OUTSTANDING                                 3,376,607           3,495,262           3,000,000
                                        ================    ================    ================
















    The accompanying notes are an integral part of the financial statements.

                                Diamond One, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                                          For the initial
                                                   For the period                              period
                                                   from inception       For the year       from inception
                                                  (October 8, 2002)        ended          (October 8, 2002)
                                                   to January 31,       January 31,        to January 31,
                                                        2004                2004                2003
                                                  ----------------    ----------------    ----------------

CASH FLOWS FROM OPERATING
  ACTIVITIES
Net loss                                          $      (101,044)    $       (71,044)    $       (30,000)
Adjustments to reconcile net loss to net cash
  flows from operating activities:
    Stock for services                                     30,000                   -              30,000
    Warrants for services                                  40,900              40,900                   -
    Depreciation                                              588                 588                   -
    Increase in prepaid assets                             (1,000)             (1,000)                  -
    Increase in inventory                                  (2,645)             (2,645)                  -
    Increase in accounts receivable                        (1,103)             (1,103)                  -
    Increase  in accrued expenses                           1,001               1,001                   -
                                                  ----------------    ----------------    ----------------

      Net cash flows from operating activities            (33,303)            (33,303)                  -

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                      (19,999)            (19,999)                  -
                                                  ----------------    ----------------    ----------------

      Net cash flows from investing activities            (19,999)            (19,999)                  -

CASH FLOWS FROM FINANCING ACTIVITIES
  Deferred offering costs                                  (5,000)             (5,000)                  -
  Issuance of common stock                                100,000             100,000                   -
  Issuance of common stock warrants                         5,000               5,000                   -
                                                  ----------------    ----------------    ----------------

      Net cash flows from financing activities            100,000             100,000                   -
                                                  ----------------    ----------------    ----------------

NET INCREASE IN
  CASH AND CASH EQUIVALENTS                                46,698              46,698                   -

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                           -                   -                   -
                                                  ----------------    ----------------    ----------------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                   $        46,698     $        46,698     $             -
                                                  ================    ================    ================





     The accompanying notes are an integral part of the financial statements

                                Diamond One, Inc.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 For the period from inception (October 8, 2002)
                               to January 31, 2004

                                                                                                   Deficit
                                             Common Stock                                        Accumulated
                                     ---------------------------    Additional                    During the       Total
                                      Number of                      Paid-in       Price per     Development    Stockholders'
                                        Shares         Amount        Capital         Share          Stage          Equity
                                     ------------   ------------   ------------   ------------   ------------   ------------
Common stock issued
   October 2002 - for services         3,000,000    $     3,000    $    27,000    $      0.01    $         -    $    30,000

Net loss for the period ended
   January 31, 2003                            -              -              -                       (30,000)       (30,000)
                                     ------------   ------------   ------------                  ------------   ------------

Balance, January 31, 2003              3,000,000    $     3,000    $    27,000                   $   (30,000)   $         -

Common stock issued
   July 2003 - for cash                  640,000    $       640    $    63,360    $      0.10    $         -    $    64,000
   August 2003 - for cash                310,000            310         30,690           0.10              -         31,000
   September 2003 - for cash              25,000             25          2,475           0.10              -          2,500
   January 2004 - for cash                25,000             25          2,475           0.10              -          2,500

Common stock warrants issued
   June 2003 - for cash & services             -    $         -    $    45,900    $      0.01    $         -    $    45,900

Net loss for the period ended
   January 31, 2004                            -              -              -                       (71,044)       (71,044)
                                     ------------   ------------   ------------                  ------------   ------------

Balance, January 31, 2004              4,000,000    $     4,000    $   171,900                   $  (101,044)   $    74,856
                                     ============   ============   ============                  ============   ============























     The accompanying notes are an integral part of the financial statements

                                Diamond One, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                January 31, 2004


1.   Summary of Significant Accounting Policies
     ------------------------------------------
     Development Stage Activities and Basis of Presentation
     ------------------------------------------------------
     Diamond  One,  Inc.  (the   "Company")   was  formed  for  the  purpose  of
     establishing a business to buy and sell coins, precious metals, precious gem stones, jewelry, and collectibles.

     On October 8, 2002, the Company was organized under the name Platino, Inc. On February 18, 2003, the name of the corporation was changed to Corporate Domains, Inc. On May 27, 2003, the name of the corporation was changed to its current name of Diamond One, Inc.

     As of January 31, 2004 the Company was in the development stage. During the twelve months ended January 31, 2004 the Company was involved in raising capital and opening its retail store. The Company has minimal sales and a net loss from operations for the period from organization through the date of the balance sheet. Management believes the Company has received a sufficient capital infusion through issuance of stock to maintain operations for the next year.

     Revenue Recognition
     -------------------
     The Company records income and expenses on the accrual method. Revenues are recognized when the item is purchased and delivered to the retail customer. Cost of sales associated with this revenue are specifically identifiable.

     Inventory
     ---------
     Inventory is composed of finished goods purchased on a wholesale level. Merchandise inventory is stated at the lower of cost or market value on the "specific identification" accounting method. Management periodically reviews its inventory for impairment and obsolescence, recording an allowance if necessary.

     Reporting Year
     --------------
     The reporting year of the Company is January 31.

     Financial Instruments
     ---------------------
     Unless otherwise indicated, the fair value of all reported assets and liabilities that represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such assets and liabilities.

     Statement of Cash Flows
     -----------------------
     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Loss per share
     --------------
     Basic loss per share has been calculated based upon the weighted average number of shares outstanding.

     Use of Estimates
     ----------------
     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that effect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Consideration of Other Comprehensive Income Items
     -------------------------------------------------
     SFAS No. 130 - Reporting Comprehensive Income, requires companies to present comprehensive income (consisting primarily of net income plus other direct equity changes and credits) and its components as part of the basic financial statements. For the periods ended January 31, 2004 and 2003, the Company's financial statements do not contain any changes in equity that are required to be reported separately in comprehensive income.

                                Diamond One, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                January 31, 2004


1.   Summary of Significant Accounting Policies (continued)
     ------------------------------------------------------
     Stock-Based Compensation
     ------------------------
     SFAS No. 123 - Accounting for Stock-Based Compensation allows companies to choose whether to account for equity-based compensation under the method prescribed in Accounting Principles Board Opinion No. 25 ("APB 25") or use the fair value method described in SFAS No. 123. The Company follows the accounting measurement provisions of APB 25 and will implement the disclosure provisions of SFAS 123 when required.

     Depreciation
     ------------
     Depreciation  for both financial  reporting and tax purposes is provided on
     ---------------------------------------------------------------------------
     the  straight-line  and  accelerated  methods over the following  estimated
     ---------------------------------------------------------------------------
     useful lives:
     -------------

              Office equipment             5-7      years
              Furniture and fixtures       5-15     years
              Leasehold Improvements       9        years

     Depreciation expense included in general and administrative expenses was $588 and $0 for the year ended January 31, 2004 and the initial period from inception (October 8, 2002) to January 31, 2003, respectively.

     Repairs and Maintenance
     -----------------------
     Repairs and maintenance of a routine nature are charged as incurred, while those which extend or improve the life of existing assets are capitalized.

     Income Taxes
     ------------
     The Company accounts for income taxes in accordance with SFAS No. 109 - Accounting for Income Taxes. Deferred tax assets and liabilities are recognized with respect to the tax consequences attributable to differences between the financial statement carrying values and tax basis of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. Further, the effect on deferred tax assets and liabilities of changes in tax rates is recognized in income in the period that includes the enactment date.

2.   Stockholders' Equity
     --------------------
     The Company is authorized to issue 10,000,000 shares of preferred stock. The Company's Board of Directors is authorized to divide the preferred stock into series, and with respect to each series, to determine the preferences and rights and qualifications, limitations or restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, and the number of shares constituting the series and the designations of such series. The Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting rights of the holders of common stock which issuance could have certain anti-takeover effects.

     The Company issued 3,000,000 shares of stock to related parties for services. The stock was issued to a director and former director of the Company. At the time of issuance, there was no market for the shares and no shares had been sold. The individuals instilled their expertise and past experiences in formulating a business plan, scouting locations for the retail store, and providing contacts for proper facility set up. For financial statement purposes, the Company recorded expenses equal to the fair value of the services rendered, at $0.01 per share, for a total of $30,000 during the initial period from inception (October 8, 2002) to January 31, 2003. The expense was included in general and administrative expenses on the financial statements.

                                Diamond One, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                January 31, 2004


2.   Stockholders' Equity (continued)
     --------------------------------

     Stock Options and Warrants
     --------------------------
     The Company has issued common stock warrants in exchange for cash and services. The warrants are exercisable on January 1, 2005 and expire on December 31, 2006. The terms and conditions of each warrant grant are specified by the board of directors.

     A summary of warrant activity is as follows:

                                             Weighted                   Weighted
                                  Shares     Average                    Average
                                  Under      Exercise    Options        Exercise
                                  Option     Price       Exercisable    Price
                                 --------    --------    -----------    --------
     Warrants outstanding as
        of January 31, 2003             -           -              -           -
     Options granted              500,000    $    .01              -    $    .01
     Options exercised                  -           -              -           -
                                 --------    --------    -----------    --------

     Options outstanding as
        of January 31, 2004       500,000    $    .01              -    $    .01
                                 ========    ========    ===========    ========


                                                               Weighted Average
                                   Price     Original Life      Remaining Life
                                   -----     -------------     ----------------

     Granted during 2004           $ .01       36 months          35 months

     The fair value of warrants granted during fiscal year 2003 was $.0918. The fair value of warrants is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: risk-free interest rate of 5%; expected life of 3 years; dividend yield percentage of 0%; and volatility of 75% for the year ended January 31, 2004. The fair value of the warrants approximates the value of the services rendered by the warrant holders. The expense was included in general and administrative expenses on the financial statements.


3.   Lease Agreement
     ---------------

     The Company rents its retail space under a sub-lease agreement with persons who are affiliated with holders of the Company's warrants. The lease is for three years, with provisions for extensions up to a total lease of nine years. The future minimum lease payments are as follows:

               Year ended January 31,             Annual minimum payments
               ----------------------             -----------------------

                        2005                               $19,341
                        2006                               $19,341
                        2007                               $19,341

                                Diamond One, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                January 31, 2004


4.   Income Taxes
     ------------
     A deferred tax asset of $11,000 at January 31, 2004 relates to net operating losses and deductible temporary differences due to development stage costs. Management does not consider it likely that the entire deferred tax asset will be realized. Therefore, a full valuation allowance has been established against the deferred tax asset. The net operating losses will expire in 2024.


5.   Deferred Offering Costs
     -----------------------

     The accompanying financial statements for 2004 have been restated to correct an error relating to deferred offering costs made in 2004. The effect of the restatement was to reduce the net loss for 2004 by $5,000 (NIL per share).

                                Diamond One, Inc.
                          (A Development Stage Company)
                           ---------------------------

                              FINANCIAL STATEMENTS

                                 April 30, 2004

                                    CONTENTS
                                    --------




                                                                         Page
                                                                         ----


BALANCE SHEET                                                             F-12

STATEMENT OF OPERATIONS                                                   F-13

STATEMENT OF CASH FLOWS                                                   F-14

STATEMENT OF STOCKHOLDERS' EQUITY                                         F-15

NOTES TO FINANCIAL STATEMENTS                                             F-16

                                DIAMOND ONE, INC.
                          (A Development Stage Company)
                           ---------------------------

                                  BALANCE SHEET
                                 April 30, 2004


  ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                      $       22,506
  Accounts receivable                                                     3,100
  Inventory                                                              63,000
                                                                 ---------------

    Total current assets                                                 88,606
                                                                 ---------------

EQUIPMENT - AT COST
  Office equipment                                                        1,853
  Furniture and fixtures                                                 15,390
  Leasehold improvements                                                  2,756
                                                                 ---------------
                                                                         19,999
  Less accumulated depreciation                                           1,015
                                                                 ---------------
                                                                         18,984
OTHER ASSETS
  Deposits                                                                1,000
  Deferred offering costs                                                21,075
                                                                 ---------------

    Total other assets                                                   22,075
                                                                 ---------------

    TOTAL ASSETS                                                 $      129,665
                                                                 ===============

  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Short-term note payable to officer                             $       65,000
  Accrued expenses                                                        1,492
                                                                 ---------------

    Total current liabilities                                            66,492
                                                                 ---------------

STOCKHOLDERS' EQUITY
  Preferred stock, $0.01 par value; 10,000,000 shares authorized;
    no shares issued and outstanding                                          -
  Common stock, $0.001 par value; 60,000,000 shares authorized;
    4,000,000 shares issued and outstanding                               4,000
  Additional paid-in capital                                            171,900
  Deficit accumulated during the development stage                     (112,727)
                                                                 ---------------

                                                                         63,173
                                                                 ---------------
    TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY                                                     $      129,665
                                                                 ===============





The accompanying notes are an integral part of the financial statements

                                DIAMOND ONE, INC.
                          (A Development Stage Company)
                           ---------------------------

                             STATEMENT OF OPERATIONS



                                          For the period                 For the Three
                                          from inception             Months Ended April 30
                                        (October 8, 2002)     ------------------------------------
                                        to April 30, 2004           2004                2003
                                        ------------------    ----------------    ----------------

Revenues                                $         154,760     $       118,547     $             -

Cost of sales                                     140,269             107,333                   -
                                        ------------------    ----------------    ----------------

    Gross profit                                   14,491              11,214                   -

General and administrative expenses               127,218              22,897                   -
                                        ------------------    ----------------    ----------------

      NET LOSS                                   (112,727)            (11,683)                  -
                                        ==================    ================    ================

NET LOSS PER SHARE
  Basic                                 $           (0.04)    $         (0.01)    $          (NIL)
                                        ==================    ================    ================

WEIGHTED AVERAGE NUMBER OF SHARES
  OF COMMON STOCK AND COMMON
  STOCK EQUIVALENTS OUTSTANDING                 3,475,036           4,000,000           4,000,000
                                        ==================    ================    ================
























The accompanying notes are an integral part of the financial statements

                                DIAMOND ONE, INC.
                          (A Development Stage Company)
                           ---------------------------

                             STATEMENT OF CASH FLOWS

                                                     For the period                  For the Three
                                                     from inception              Months Ended April 30
                                                    (October 8, 2002)     ------------------------------------
                                                    to April 30, 2004           2004                2003
                                                   -------------------    ----------------    ----------------

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                           $         (112,727)    $       (11,683)    $             -
Adjustments to reconcile net loss to net cash
  flows from operating activities:
    Stock for services                                         30,000                   -                   -
    Warrants for services                                      40,900                   -                   -
    Depreciation                                                1,015                 427                   -
    Increase in prepaid assets                                 (1,000)                  -
    Increase in inventory                                     (63,000)            (60,355)                  -
    Increase in accounts receivable                            (3,100)             (1,997)                  -
    Increase in accrued expenses                                1,492                 491                   -
                                                   -------------------    ----------------    ----------------

      Net cash flows from operating activities               (106,420)            (73,117)                  -

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                          (19,999)                  -                   -
                                                   -------------------    ----------------    ----------------
      Net cash flows from investing activities                (19,999)                  -                   -

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable                                   65,000              65,000                   -
  Deferred offering costs                                     (21,075)            (16,075)                  -
  Issuance of common stock                                    100,000                   -                   -
  Issuance of common stock warrants                             5,000                   -                   -
                                                   -------------------    ----------------    ----------------
      Net cash flows from financing activities                148,925              48,925                   -
                                                   -------------------    ----------------    ----------------

NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                                    22,506             (24,192)                  -

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                               -              46,698                   -
                                                   -------------------    ----------------    ----------------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                    $           22,506     $        22,506     $             -
                                                   ===================    ================    ================





The accompanying notes are an integral part of the financial statements

                                DIAMOND ONE, INC.
                          (A Development Stage Company)
                           ---------------------------

                      STATEMENT OF STOCKHOLDERS' EQUITY
             For the initial period from inception (October 8, 2002)
                                to April 30, 2004

                                                                                              Deficit
                                           Common stock                                     accumulated
                                           ------------          Additional                  during the       Total
                                     Number of                     paid-in     Price per    development   stockholders'
                                       shares        Amount        capital       share         stage         equity
                                    ------------  ------------  ------------  ------------  ------------  -------------

Common stock issued
  October 2002 - for services         3,000,000   $     3,000   $    27,000   $      0.01   $         -   $     30,000

Net loss for the period ended

  January 31, 2003                            -             -             -                     (30,000)       (30,000)
                                    ------------  ------------  ------------  ------------  ------------  -------------
Balance, January 31, 2003             3,000,000   $     3,000   $    27,000                 $   (30,000)  $          -

Common stock issued

  July 2003 - for cash                  640,000   $       640   $    63,360   $      0.10   $         -   $     64,000

  August 2003 - for cash                310,000           310        30,690          0.10             -         31,000

  September 2003 - for cash              25,000            25         2,475          0.10             -          2,500

  January 2004 - for cash                25,000            25         2,475          0.10             -          2,500

Common stock warrants issued

  June 2003 - for cash & services             -   $         -   $    45,900   $      0.01   $         -   $     45,900

Net loss for the period ended

  January 31, 2004                            -             -             -                     (71,044)       (71,044)
                                    ------------  ------------  ------------  ------------  ------------  -------------

Balance, January 31, 2004             4,000,000   $     4,000   $   171,900                 $  (101,044)  $     74,856

Net loss for the period ended

  April 30, 2004                              -             -             -                     (11,683)       (11,683)
                                    ------------  ------------  ------------  ------------  ------------  -------------

Balance, April 30, 2004               4,000,000   $   4,000     $   171,900   $             $  (112,727)  $     63,173
                                    ============  ============  ============  ============  ============  =============







The accompanying notes are an integral part of the financial statements

                                DIAMOND ONE, INC.
                          (A Development Stage Company)
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                 April 30, 2004


1.   Management's Representation of Interim Financial Information
     ------------------------------------------------------------

     The accompanying financial statements have been prepared by Diamond One, Inc. without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. These financial statements should be read in conjunction with the audited financial statements at January 31, 2004.

2.   Loan From Officer
     -----------------
     During the first quarter of fiscal year 2004, the Company accepted a loan from one of its officers in the amount of $65,000. The loan is secured by the inventory of the Company and is accruing interest at the rate of 5% per year.

3.   Deferred Offering Costs
     -----------------------

     The accompanying financial statements for April 30, 2004 have been restated to correct an error relating to deferred offering costs made during the period ended April 30, 2004. The effect of the restatement was to reduce the net loss for the period ended April 30, 2004 by $16,075 (NIL per share).

                                TABLE OF CONTENTS
                                -----------------
                                                                         Page
                                                                         ----
PROSPECTUS SUMMARY..................................................       2
RISK FACTORS........................................................       3
DILUTION AND COMPARATIVE SHARE DATA.................................       5
USE OF PROCEEDS.....................................................       6
MARKET FOR COMMON STOCK ............................................       8
MANAGEMENT'S DISCUSSION AND ANALYSIS
   AND PLAN OF OPERATION............................................       9
BUSINESS.............................................................     10
MANAGEMENT..........................................................      13
PRINCIPAL SHAREHOLDERS..............................................      16
OFFERING BY DIAMOND ONE.............................................      16
SELLING SHAREHOLDERS................................................      17
DESCRIPTION OF SECURITIES...........................................      19
LEGAL PROCEEDINGS...................................................      20
INDEMNIFICATION.....................................................      20
AVAILABLE INFORMATION...............................................      20
FINANCIAL STATEMENTS................................................      21

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

                                     PART II
                                     -------
                     Information Not Required in Prospectus
                     --------------------------------------

Item 24.  Indemnification of Officers and Directors
---------------------------------------------------

     The Colorado Business Corporation Act provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest.

Item 25.  Other Expenses of Issuance and Distribution.
------------------------------------------------------

     The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered. Although no expenses will be charged to the selling stockholders, it is estimated that the cost of registering the shares to be offered by the selling shareholders will be $15,000, which is included as part of the total costs of the offering shown below.

          SEC Filing Fee                                     $       40
          Blue Sky Fees and Expenses                              2,500
          Printing and Engraving Expenses                         1,000
          Legal Fees and Expenses                                25,000
          Accounting Fees and Expenses                            5,000
          Miscellaneous Expenses                                  1,460
                                                             ----------

                       TOTAL                                 $   35,000
                                                             ==========

          All expenses other than the SEC filing fee are estimated.

Item 26.  Recent Sales of Unregistered Securities.
--------------------------------------------------

     The following lists all shares issued by the Company since its inception.

                                                                                   Note
Name                        Date         Shares      Consideration              Reference
----                        ----         ------      -------------              ---------

Robert Chramosta          10/30/02     1,500,000     Services in organizing
                                                     the Company and valued
                                                     at $15,000                     A
Frank Giganti             10/30/02     1,500,000     Services in organizing
                                                     the Company and valued
                                                     at $15,000                     A
Adams, Gloria               7/9/03        25,000     $  2,500.00                    B
Adolf, Susan W.             7/9/03        50,000     $  5,000.00                    B
Arthur V. Adams Trust       7/9/03        50,000     $  5,000.00                    B
Duncan, Larry N.            7/9/03        50,000     $  5,000.00                    B
Shanahan, Donald F.         7/9/03        25,000     $  2,500.00                    B








                                                                                   Note
Name                        Date         Shares      Consideration              Reference
----                        ----         ------      -------------              ---------

Weiner, Gary L.             7/9/03        50,000     $  5,000.00                    B
Smoot, Wendall M. III      7/28/03        30,000     $  3,000.00                    B
Colosky, Dale               8/4/03        30,000     $  3,000.00                    B
Grimm, Ray Jr.              8/5/03        25,000     $  2,500.00                    B
Lee, Bertram                8/5/03       100,000     $ 10,000.00                    B
Lee, Stan                   8/8/03       200,000     $ 20,000.00                    B
Alexander, Steve           8/11/03        30,000     $  3,000.00                    B
Chin, Gary                 8/14/03       200,000     $ 20,000.00                    B
Newall, Robert             8/25/03        10,000     $  1,000.00                    B
Gussow, William B.          9/3/03        10,000     $  1,000.00                    B
Mossuto, Mark               9/3/03        25,000     $  2,500.00                    B
RBW, Inc.                   9/3/03        50,000     $  5,000.00                    B
Walters, Lindsay            9/3/03        40,000     $  4,000.00                    B

     The following lists all warrants issued by the Company since its inception.

                                  Shares Issuable Upon                 Note
Name                      Date    Exercise of Warrant   Consideration  Reference
----                     -------  --------------------  -------------  ---------


Gulf Coast Capital LLC   1/15/04       250,000            $ 5,000         A, C
Sierra West Capital LLC  1/15/04       250,000            $ 5,000         A, C

A. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these securities. The persons who acquired these securities were sophisticated investors. The persons who acquired these securities acquired the securities for their own accounts. The certificates representing the shares of common stock will bear legends stating that the securities may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an applicable exemption from registration. The shares of common stock and warrants are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

     As shown in the table above, on October 30, 2002 the Company issued 1,500,000 shares of common stock to Frank Giganti, who was then and officer and director of the Company, for services valued at $15,000, or $.01 per share. On September 2, 2003 Mr. Giganti resigned as an officer and director of the Company and transferred these 1,500,000 shares, without charge, to Troy Fullmer, who replaced Mr. Giganti as an officer and director. The Company believes that Mr. Giganti relied upon the exemption provided by
     Section 4(1) of the Securities Act of 1933 for the transfer of his shares to Mr. Fullmer.

B. The Company relied upon the exemption provided by Rule 504 of the Securities and Exchange Commission with respect to the issuance of these shares.

C. The Company is not affiliated with Gulf Coast Capital or Sierra West Capital. However, the Company sublets its office space from Mark Bogani and Jeffrey Chatfield. Mr. Bogani controls Gulf Coast Capital LLC and Mr. Chatfield controls Sierra West Capital LLC. See "Business - Facilities" in the prospectus, which is part of this registration statement, for information concerning the terms of this lease. Gulf Coast Capital and Sierra West Capital are private investment companies.

Item 27.  Exhibits
------------------

The following exhibits are filed with this Registration Statement:

Exhibit
Number      Exhibit Name
-------     ------------

3.1         Articles of Incorporation           *

3.2         Bylaws                              *

5.          Opinion of Counsel                  ***

10          Office Lease                        **

10.2        Amendment to Promissory Note payable to
            Robert Chramosta and related Security Agreement

23.1        Consent of Attorneys                ***

23.2        Consent of Accountants

* Filed with original registration statement.
** Filed with Amendment No. 1 to registration statement.
*** Filed with Amendment No. 2 to registration statement.

Item 28.  Undertakings
----------------------

     The small business issuer will:

     (1) File, during any period in which offers or sells securities, a post-effective amendment to this Registration Statement to.

          (i) Include any Prospectus required by Section l0 (a)(3) of the Securities Act:

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Greenwood Village, State of Colorado on the 9th of September, 2004.


                                        DIAMOND ONE, INC.



                                        By:  /s/ Robert S. Chramosta
                                             -----------------------------------
                                             Robert S. Chramosta, President and
                                             Chief Executive Officer


                                        By:  /s/ Troy Fullmer
                                             -----------------------------------
                                             Troy Fullmer, Principal Financial
                                             Officer



     In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                                   Title                 Date
---------                                   -----                 ----



/s/ Robert S. Chramosta                    Director           September 9, 2004
-------------------------------
Robert S. Chramosta


/s/ Troy L. Fullmer                        Director           September 9, 2004
-------------------------------
Troy L. Fullmer